                                                                    EXHIBIT 12.1

Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends Intermedia Communications Inc.


                                                                                     Pro forma(1)                     Pro forma(1)
                                                                                        Year      Nine months ended   Nine months
                                               Years ended December 31,                 Ended       September 30,      Ended
                                  -------------------------------------------------  December 31,  ------------------ September 30,
                                   1992       1993      1994       1995       1996        1996         1996     1997        1997
                                 --------------------------------------------------------------------------------------------------
Loss before extraordinary items   (235)      (2,074)   (3,067)    (19,157)   (57,198)  (164,332)     (35,642)  (157,385)  (239,159)
Income tax benefit                   -            -         -         (97)         -        783            -          -        214
                                 --------------------------------------------------------------------------------------------------
Loss before income taxes          (235)      (2,074)   (3,067)    (19,254)   (57,198)  (163,549)     (35,642)  (157,385)  (238,945)
                                 ===================================================================================================
Fixed charges:
Interest expensed                1,031          844     1,219      13,355     35,213     94,668       24,179     39,895     81,327
Capitalized interest               120          213       257         677      2,780      2,780        1,940      2,528      2,528
Amortization of deferred
financing costs (3)                 67           78        69         412      1,252          -            -          -          -
Estimated interest factor on
operating leases (4)               275          313       200         428      1,598      3,940          897      2,422      3,742
Dividends on redeemable
preferred stock                    267            -         -           -          -     71,851            -     27,118     53,135
                                 --------------------------------------------------------------------------------------------------
Total fixed charges              1,760        1,448     1,745      14,872     40,843    173,239       27,016     71,963    140,732
                                 ==================================================================================================
Earnings:
Loss before income tax            (235)      (2,074)   (3,067)    (19,157)   (57,198)  (164,332)     (35,642)  (157,385)  (239,159)
Fixed charges excluding
capitalized interest and
preferred stock dividends        1,373        1,235     1,488      14,195     38,063     98,608       25,076     42,317     85,069
                                 --------------------------------------------------------------------------------------------------
Total earnings                   1,138         (839)   (1,579)     (4,962)   (19,135)   (65,724)     (10,566)  (115,068)  (154,090)
                                 ==================================================================================================
Ratio of earnings to fixed
charges and preferred stock
dividends                         0.65        (0.58)    (0.90)      (0.33)     (0.47)     (0.38)       (0.39)     (1.60)     (1.09)
                                 ==================================================================================================
Insufficiency of earnings to
cover fixed charges and
preferred stock dividends          622        2,287     3,324      19,834     59,978    238,963       37,582    187,031    294,822
                                 ==================================================================================================




                                       Pro Forma as Adjusted(2)
                                --------------------------------------
                                    Year              Nine Months
                                   Ended                 Ended
                                 December 31,         September 30,
                                    1996                  1997
                                --------------------------------------
Loss before extraordinary items    (194,967)             (262,136)
Income tax benefit                      783                   214
                                --------------------------------------
Loss before income taxes           (194,184)             (261,922)
                                ======================================

Fixed charges:
Interest expensed                   125,303               104,304
Capitalized interest                  2,780                 2,528
Amortization of deferred
financing costs (3)                       -                     -
Estimated interest factor on
operating leases (4)                  3,940                 3,742
Dividends on redeemable
preferred stock                      71,851                53,135
                                --------------------------------------
Total fixed charges                 203,874               163,709
                                ======================================

Earnings:
Loss before income tax             (194,967)             (262,136)
Fixed charges excluding
capitalized interest and
preferred stock dividends           129,243               108,046
                                --------------------------------------
Total earnings                      (65,724)             (154,090)
                                ======================================
Ratio of earnings to fixed
charges and preferred stock
dividends                             (0.32)                (0.94)
                                ======================================
Insufficiency of earnings to
cover fixed charges and
preferred stock dividends           269,598               317,799
                                ======================================

(1) Gives effect to the pending acquisition of Shared Technologies, the October 1997 Offerings and the application of the net proceeds therefrom.

(2) Gives effect to the December 1997 Offering and the application of the net proceeds therefrom.

(3) Deferred financing costs are included in interest expense for proforma amounts and the 9 months ended September 30, 1997 and
    1996.

(4) Estimated interest factor on operating leases represents an estimated 1/3 of total operating lease expense for the period.
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